UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Seaway Food Town, Inc.
            (Exact name of registrant as specified in its charter)
 Ohio                                             34-4471466
(State or other jurisdiction of organization) (I.R.S. Employer I.D. No.)

1020 Ford Street, Maumee, Ohio                 43537
(Address of Principal Executive Offices)      (Zip Code)

               Seaway Food Town, Inc. Second Amended and Restated
                        Employee Retirement Savings Plan
                           (Full title of the plan)

                            Gary D. Sikkema, Esq.
                        608 Madison Avenue, Suite 1000
                             Toledo, OH 43604-1169
                    (Name and address of agent for service)

                            (419) 241-2201
(Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed maximum
Title of         Amount to      maximum           aggregate       Amount of
Securities to      be        offering price    offering price    Registration
be registered    registered    per share            (1)               fee
-------------    ----------  --------------   ----------------   ------------
Common Stock
without par
value               400,000       $14.6875         $5,875,000        $1,633.25

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on the NASDAQ Stock Market for December 1, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required in Part I of Form S-8 is set forth in a single document entitled "Prospectus" which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Seaway Food Town, Inc. (the "Company") and the Seaway Food
Town, Inc. Second Amended and Restated Employee Retirement Savings
Plan (the "Plan") hereby state that the documents listed in (a) through (d) below (S.E.C. file no. 0-80), other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Securities and Exchange Commission or are not required to be incorporated herein by reference, are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the year ended August 29, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 29, 1998.

     (c) The description of the Company's Common Stock contained in the form 8-K filed on December 4, 1998.

     (d) The Proxy Statement of the Company on Schedule 14A dated December 4, 1998.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                      IV
                          DESCRIPTION OF SECURITIES

     Not applicable.


                                      V
                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Spengler Nathanson P.L.L., Toledo, Ohio. Gary D. Sikkema, a partner of Spengler Nathanson P.L.L., is Secretary of the Company. Joel A. Levine, Of Counsel to Spengler Nathanson P.L.L., is a Director of the Company.

                                      VI
                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended Articles of Incorporation provide that the Company shall indemnify every person who is or has been a director or officer of the Company for and against any expenses and liabilities reasonably incurred by him in connection with: (i) any action, suit or proceeding to which he may be a party defendant; or (ii) any claim of liability asserted against him by reason of his having been a director or officer of the Company. However, the Company shall not indemnify a director or officer with respect to matters in which he is adjudged liable for negligence or misconduct in the performance of his duties as an officer or director nor in the case of a settlement unless such settlement is found to be in the interest of the Company by the court having jurisdiction over the action or by a majority of the directors of the Company then in office other than the director or directors involved.

     In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in any action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all of the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter, provided that persons seeking such advances undertake to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or is undertaken with reckless disregard for the best interest of the corporation).

     In addition, the Company has purchased insurance policies which provide coverage for the acts and omissions of the Company's directors and officers in certain situations.


                                     VII
                      EXEMPTION FROM REGISTRATION CLAIMS

     Not applicable.

                                     VIII
                                   EXHIBITS

      Exhibit 4.1   Articles of Incorporation
      Exhibit 4.2   Code of Regulations
      Exhibit 5 Opinion of Spengler Nathanson P.L.L. regarding the validity of the securities being registered
      Exhibit 23.1  Consent of Ernst & Young LLP, Independent Auditors
      Exhibit 23.2  Consent of Spengler Nathanson P.L.L.


     An Internal Revenue Service determination has not been attached hereto as an exhibit. In lieu thereof, the Company hereby undertakes to submit, or already has submitted the plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

                                      IX
                                 UNDERTAKINGS

     A.  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Company undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES
     The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, this 2nd day of December, 1998.
                                         SEAWAY FOOD TOWN, INC.

                                      By: /s/ Richard B. Iott
                                          Richard B. Iott,
                                          President and Chief
                                           Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                 Date
-----------                 -----                 ----

/s/ Wallace D. Iott    Chairman and Director       December 2,1998
Wallace D. Iott

/s/ Richard B. Iott    President, Chief Executive  December 2, 1998
Richard B. Iott          Officer and Director

/s/ David J. Walrod    Executive Vice President    December 2, 1998
David J. Walrod          and Director

/s/ Waldo E. Yeager    Chief Financial Officer,    December 2, 1998
Waldo E. Yeager          Treasurer and Director

/s/ Terry J. Dachenhaus Controller                 December 2, 1998
Terry J. Dachenhaus

/s/ Gary D. Sikkema     Secretary                  December 2, 1998
Gary D. Sikkema

Signature                     Title                    Date
---------                     -----                    ----

/s/ Joel A. Levine      Director                  December 2, 1998
Joel A. Levine


/s/ Richard K. Ransom   Director                   December 2, 1998
Richard K. Ransom


/s/ Thomas M. O'Donnell Director                   December 2, 1998
Thomas M. O'Donnell


/s/ Eugene R. Wos       Director                   December 2, 1998
Eugene R. Wos


/s/ W. Geoffrey Lyden   Director                   December 2, 1998
W. Geoffrey Lyden


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on December 2, 1998.

          Seaway Food Town, Inc. Second Amended and Restated
          Employee Retirement Savings Plan, Administrative Committee



                         By: /s/ Waldo E. Yeager
                                Waldo E. Yeager

                                  EXHIBIT 4.1

                      AMENDED ARTICLES OF INCORPORATION

                                      OF

                              SEAWAY FOOD TOWN, INC.



FIRST:   The name of said Corporation shall be SEAWAY FOOD TOWN, INC.

SECOND: The place in the State of Ohio where its principal office is located is the City of Maumee, Lucas County.

THIRD:   The purposes of the Corporation are:

     1. To conduct, own, lease, manage and operate supermarkets, restaurants, and general mercantile businesses at wholesale and retail, and to buy, sell, produce and deal in all kinds of groceries, sundries, canned foods, confectionery, vegetables, fruits, meats, fish, beverages, food products, milk products, bakery products, and all other articles used and sold in the grocery, baking, meat, supermarket, restaurant and general mercantile business.

     2. To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, and otherwise handle, deal in and dispose of real estate, real property, and any interest or right therein.

     3. To manufacture, purchase, or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares, merchandise and personal property of every class and description.

     4. To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

     5. To acquire by purchase, subscription, underwriting, participation in syndicates or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations contracts, choses in action, and evidences of indebtedness generally, or interests therein, of any corporations, associations, firms, trusts, persons, governments, states, municipalities and other organizations: to receive, collect and dispose of interest, dividends and income upon, of or from any of the foregoing; to exercise any and all rights and privileges of individual ownership or interest in obligations, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof; and to aid, by loan, subsidy, guarantee or otherwise those issuing, creating or responsible for same.

     Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Amended Articles of Incorporation.

     The Corporation reserves the right substantially to change its purposes. If a change of purposes is authorized by the vote now or hereafter required by statute, dissenting shareholders shall not have the appraisal or payment rights provided by the Corporation Code of Ohio for dissenting shareholders.

FOURTH:   The number of shares which the Corporation is authorized to have outstanding is 12,300,000, consisting of 12,000,000 Common Shares, without par value ("Common Shares") and 300,000 Serial Preferred Shares, without par value ("Serial Preferred Shares").

     The shares of such classes shall have the following express terms:


                                  DIVISION A

                        EXPRESS TERMS OF COMMON SHARES

     The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each such share upon all matters presented to shareholders, except those matters presented to the holders of Serial Preferred Shares for voting thereon as a class.

                                  DIVISION B

                   EXPRESS TERMS OF SERIAL PREFERRED SHARES

Section 1. Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.

     Subject to the provisions of Sections 2 to 6, inclusive, of this Division B, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause Serial Preferred Shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

      (a) The designation of the series, which may be by distinguishing number, letter or title.

      (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

      (c) The annual dividend rate of the series.

      (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

      (e) The redemption rights and price or prices, if any, for shares of the series.

      (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

      (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

      (h) Whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

      (i) Restrictions (in addition to those set forth in Section 6(b) of this Division) on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

Section 2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B, payable quarterly on the dates fixed for such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Shares for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

Section 3. (a)   Subject to the express terms of each series and to the
provisions of Section 6(b)(iii) of this Division B, the Corporation may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division B, or (ii) in fulfillment of the requirement of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division B, together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

(b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed with any bank or trust company in Cleveland, Ohio, or Toledo, Ohio, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, on surrender of the share certificate or certificates held by such holders. Upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding Serial Preferred Shares are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of Serial Preferred Shares which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c) Any Serial Preferred Shares which are redeemed by the Corporation pursuant to the provisions of this Section 3 and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with the express terms thereof shall be canceled and not reissued. Any Serial Preferred Shares otherwise acquired by the Corporation shall resume the status of authorized and unissued Serial Preferred Shares without serial designation.

Section 4. (a) The holders of Serial Preferred Shares of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division B, plus an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares and any shares ranking on a parity therewith of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding

Serial Preferred Shares and any shares ranking on a parity therewith in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

(b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 4.

Section 5. (a) The holders of Serial Preferred Shares shall be entitled to one vote for each share; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made for an increase or decrease in the number of Common Shares authorized or issued or for share splits or combinations of the Common Shares or for share dividends on any class of shares payable solely in Common Shares.

     If, and so often as, the Corporation shall be in default in dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than 45% of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

     In the event of default entitling the holders of Serial Preferred Shares to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 15% of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect Directors, the holders of 45% of the then outstanding Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as hereinabove provided.

     The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(b) The affirmative vote of the holders of at least a majority of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

      (i) Any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Code of Regulations so as to increase the number of Directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the vote of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required;

     (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares;

    (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Shares then outstanding except in accordance with a share purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends upon all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

    (iv) The consolidation of the Corporation with or its merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Shares except the same number of shares ranking prior to or on a parity with the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

     (v) The authorization of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of Serial Preferred Shares.

Section 6.  For the purpose of this Division B:

     Whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.

FIFTH: Section 1. Except as provided in Section 2 of this Article FIFTH, notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion of the voting power of the Corporation or classes of shares thereof, such action, unless otherwise expressly required by Statute or by these Amended Articles of Incorporation, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the corporation of such class or classes.

     Section 2. Any merger or consolidation of the Corporation with or into any other corporation, any dissolution, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity, shall require the affirmative vote of the holders of at least two-thirds of each class or classes of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote. The provisions of this Section 2 of Article FIFTH shall not apply to any transaction described in the preceding sentence which has been approved by resolution unanimously adopted by the Board of Directors of the Corporation at a meeting at which a quorum is present.

     The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article FIFTH, on the basis of information then known to it, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all the assets of the Corporation. Any such determination by the Board shall be conclusive and binding for all purposes of this Article FIFTH.

     This Section 2 of Article FIFTH may not be amended or rescinded except by the affirmative vote of the holders of at least two-thirds of each class or classes of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

SIXTH:   Except as otherwise expressly provided herein, no Share-
     holder of the Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or sub-scribe to any shares of any class of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would affect adversely the dividend or voting rights of such shareholder, and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class; provided, however, that the Board of Directors may, in its discretion, grant such preferential subscription rights at such price and upon such other terms and conditions as it may determine.

SEVENTH:   The Board of Directors is hereby authorized to fix and
     determine and to vary the amount of working capital of the Corporation, to determine whether any, and, if any, what part, of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time,in the purchase or acquisition of shares of any class, voting trust certificates and shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

EIGHTH:   (a)  A Director or officer shall not be disqualified from dealing or contracting with the Corporation as vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of the Corporation be void or voidable or in any way affected or invalidated by the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder, director or officer is in any way interested in such transaction or contract or act, provided the fact that such director or officer, or such firm, or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of the Corporation or for any gains or profits realized by him by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer is interested in such transaction or contract or act; and any such director or officer may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract, or transaction, or act, and may vote to authorize, ratify, or approve any such contract or transaction or act, with like force and effect as if he, or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer were not interested in such transaction or contract or act.

     (b) Every person who is or has been a director or officer of the Corporation shall be indemnified by it against expenses and liabilities reasonably incurred by him in connection with either (1) any action, suit or proceeding to which he may be a party defendant, or (2) any claim of liability asserted against him, by reason of his having been director or officer of the Corporation. Without limitation, the term "expenses" shall include any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim of liability other than any amount paid or agreed to be paid to the Corporation itself.
     The Corporation shall not, however, indemnify any director or officer in respect to matters as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director or officer, nor, in the case of a settlement, unless such settlement shall be found to be in the interest of the Corporation (1) by the court having jurisdiction of the action, suit or proceeding against such director or officer or of a suit involving his right to indemnification, or (2) by a majority of the directors of the Corporation then in office other than those involved (whether or not such majority constitutes a quorum), or, if there are not at least two directors of the Corporation then in office other than those involved, by a majority of a committee (selected by the Board of Directors) of three or more shareholders of the Corporation who are not directors or officers; provided that such indemnity in case of a settlement shall not be allowed by such directors or committee of shareholders unless it is found by independent legal counsel that such settlement is reasonable in amount and in the interest of the Corporation. The foregoing right of indemnification shall not be exclusive of any other rights to which any such director or officer may be entitled under any regulations, agreement, or vote of shareholders, or to which any such director or officer may be entitled as a matter of law; and the foregoing right of indemnification shall inure to the benefit of the heirs, executors and administrators of any such director or officer.

     NINTH: These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation, and all amendments thereto and thereof.

                                  EXHIBIT 4.2

                             CODE OF REGULATIONS

                                      OF

                             SEAWAY FOOD TOWN, INC.

                                   ARTICLE I
                           MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. An annual meeting of the shareholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall designate each year, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders.

     Section 2. Special Meetings. Special meetings of shareholders may be called to be held on any business day in accordance with applicable provisions (if any) in the Amended Articles of Incorporation, and also in writing by the holders of twenty-five percent of the outstanding shares entitled to vote thereat, or by the Chairman of the Board of Directors, or by the President, or a Vice President, or a majority of the directors in office, or by the Board of Directors, or by the Executive Committee at a meeting thereof. Such meetings shall be held at the principal office of the corporation in Toledo, Ohio, unless the same is called by the Board of Directors or by the President, in which case it may be held at any place designated by the Board or by the President and specified in the notice of the meeting.

     Section 3. Notice of Meetings. Not less than seven nor more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Chairman of the Board, the President or the Secretary, or an Assistant Secretary, or any other person required or permitted by these

Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

     Section 4. Quorum and Adjournments. Except as may otherwise be required by law, this Code of Regulations or the Amended Articles of Incorporation, at any meeting of shareholders or of any class of shareholders, the holders of a majority of the shares entitled to vote, then issued and outstanding, present in person or represented by proxy, shall constitute a quorum; provided, however, that any meeting, including a meeting at which a quorum is not present, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time and from place to place in the State of Ohio without notice other than by announcement at such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified or held.

     Section 5. Proxies. A person who is entitled to attend a shareholders meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such persons, as provided by the laws of the State of Ohio.

     Section 6. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Amended Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the corporation.

                                 ARTICLE II.
                              BOARD OF DIRECTORS

     Section 1. General Powers. Except where the law, the Amended Articles of Incorporation, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by its Board of Directors.

     Section 2. Number of Directors. Until changed in accordance with the provisions of Article XI, the number of directors of the Corporation, none of whom need be shareholders, shall not be less than seven (7) nor more than twelve (12). Without amendment of these Regulations, the number of directors may be fixed or changed within the limitations of the preceding sentence, at any annual meeting or at any special meeting called for that purpose at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on such proposal, or as may be expressly provided in the Amended Articles of Incorporation, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 3. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election may be conducted in any manner approved at such meeting subject to the right of any shareholder entitled to vote at such election to require that such election shall be by ballot.

     At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected.

     Section 4.  Term of Office. The directors shall be divided into three
(3) classes, each of which shall consist of not less than two (2) directors nor more than four (4) directors. The term of office of the first class shall expire on the day of the annual election of the Corporation following the close of the 1982 fiscal year; the term of office of the second class shall expire on the day of the annual election of the Corporation following the close of the 1983 fiscal year; the term of office of the third class shall expire on the day of the annual election of the Corporation following the close of the 1984 fiscal year. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other extra director shall be a member of Class II. At each annual election after such classification, the number of directors equal to the number of the class whose term expires on the day of such election shall be elected for a term of three (3) years. If the number of the directors of the Corporation is increased pursuant to Section 2 of this Article II, directors nominated to a class whose term does not expire on the day of such election shall be elected for an initial term whose length shall be the number of years remaining in the term of such class. Directors shall hold office until the annual meeting at which their terms are to expire and until their successors are elected and qualified, or until their earliest resignation, removal from office or death. Removal of any director or group of directors prior to death, resignation or expiration of the term shall require the affirmative vote of the holders of record entitling them to exercise two-thirds of the voting power of the Corporation. Any director may resign at any time by oral statement to that effect made at a meeting of the Board, or in writing to that effect immediately or at such other time as the director may specify.

     Section 5.  Vacancies.   In the event of the occurrence of any vacancy
or vacancies in the Board, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill such vacancy for the remainder of the unexpired term of the position to which such director is appointed.

     Section 6. Quorum. A majority of the qualified directors at any time in office shall constitute a quorum for all purposes; provided, however, that at any meeting duly called, whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time and from place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of the majority of the directors present unless a different vote is required by law, by the Articles of Incorporation, or by this Code of Regulations.

     Section 7. Meetings. Immediately after each annual meeting of the shareholders, the newly elected and continuing directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board. Special meetings may be held at any time and place within or without the State of Ohio upon call by the Chairman of the Board, the President, or a majority of the directors in office. Notice of the time and place of each special meeting shall be given by letter or telegram or in person not less than 7 days prior to such time. Notice of any special meeting may be waived in writing and will be waived by any director by his attendance thereat. Unless otherwise indicated in the notice thereof, any business may be transacted at any meeting held by the Board of Directors.

     Section 8. Compensation. The directors, by the affirmative vote of a majority of those in office, and irrespective of any personal interest of any of them, may establish reasonable compensation, which may include pensions, profit sharing plans, disability and death benefits, or other benefits, for services to the corporation by directors and officers, or may delegate such authority to one or more officers or directors.

                                 ARTICLE III
                        EXECUTIVE AND OTHER COMMITTEES

     Section 1. Executive Committee. The Board of Directors at any time by the affirmative vote of not less than two-thirds of all directors in office at the time may appoint from its members an Executive Committee which shall consist of not less than three (3) members. Each member of such Committee shall hold office during the pleasure of the Board of Directors and may be removed by the Board at any time with or without cause. Vacancies occurring in the Committee may be filled by the Board of Directors. The Committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject, however, to any rules prescribed by the Board of Directors, and the Committee shall keep minutes of its meetings. A quorum for any meeting of the Committee shall consist of not less than a majority of the members; and at each meeting of the Committee at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the members. Except as the Committee's powers and duties may be limited or otherwise prescribed by the Board of Directors, the Committee, during the intervals between the meetings of the Board, shall have general control over the corporation's current and usual business; provided, however, that the Committee shall not declare dividends on shares, nor authorize the issuing of any shares or other securities, nor employ a general manager, nor elect or remove any officers, nor fill vacancies in the Board of Directors or in the Committee, nor, unless specifically so authorized by the Board of Directors, adopt or modify any profit sharing or pension plans, or fix the salaries of officers or authorize the payment of bonuses or management funds to officers. Subject to said exceptions, persons dealing with the corporation shall be entitled to rely upon any action of the Committee with the same force and effect as though said action had been taken by the Board of Directors. Subject to the rights of third persons, any action of the Committee shall be subject to revision or alteration by the Board of Directors.

     Section 2.  Other Committees.   The Board of Directors is authorized to
create such other committees as the Board shall deem essential to the prosecution of the business of the corporation and to confer upon any such committee such powers and authority as the Board Deems desirable, except such as under Section 1 may not be exercised by or delegated to the Executive Committee.

                                  ARTICLE IV
                                   OFFICERS

     Section 1.  Officers Designated.   The Board of Directors, at its
organization meeting, may elect a Chairman of the Board, and shall elect a President, one or more Vice Presidents, one of whom, if so designated, may be an Executive Vice President, a Secretary, and a Treasurer, and, in its discretion, one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers as it may determine. The Chairman of the Board and the President shall be, and the other officers may be but need not be, chosen from the members of the Board of Directors. Any two, but not more than two, of such offices may be held by the same person but in any case where the action of more than one officer is required, no person shall act in more than one capacity.

     Section 2. Term of Office. The officers of the corporation shall hold office until the next organization meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the members of the Board at the time. A vacancy in any office may be filled by election by the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as from time to time may be prescribed by the Board of Directors.

     Section 4. President. In the absence or non-election of a Chairman of the Board, the President shall preside at meetings of the shareholders and of the Board of Directors. Subject to the directions of the Board of Directors, the President shall be the chief executive officer of the corporation and shall have general supervision over its property, business and affairs. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 5.   Vice Presidents.   The Vice Presidents, in the absence or
disability of the Presidents, in the order designated by the Board of Directors, shall perform the President's duties, together with such other duties as the Board of Directors from time to time may prescribe. The power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name and on behalf of the corporation shall be coordinate with like powers of the President.

     Section 6.   Secretary.   The Secretary shall keep the minutes of all
meetings of the shareholders and of the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall have charge of the seal of the corporation, and shall give all notices of meetings of shareholders and of the Board of Directors; provided, however, that any persons calling such meeting may, at their option, themselves give such notice. The secretary shall have such other powers and duties as the Board of Directors may prescribe.

     Section 7.   Treasurer.   The Treasurer shall receive and have in
charge all money, bills, notes, bonds, stocks and securities in other corporations and similar property belonging to the corporation, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection or examination of the Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors. On the expiration of his term of office, he shall turn over to his successor or to the Board of Directors, all property, books, papers and money of the corporation in his hands.

     Section 8.   Other Officers.   The Assistant Secretaries and the
Assistant Treasurers and the other officers, if any, shall have such powers and duties as may be prescribed by the Board of Directors.

     Section 9. Delegation of Duties - General Manager. The Board of Directors is authorized to delegate the duties of any officer to any other officer, employee or committee, and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein. The Board of Directors, in its discretion, is authorized to employ a General Manager, who may but need not be one of the above-mentioned officers of the corporation, and the Board may delegate to him such duties otherwise devolving upon officers of the corporation, as the Board may see fit.

     Section 10. Compensation. The Board of Directors is authorized to determine, or to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers. Such compensation may be by way of fixed salary, or on the basis of earnings of the corporation, or any combination thereof, or otherwise, as may be determined from time to time by the Board of Directors or by any committee empowered by the Board.

     Section 11. Bond. Any officer, if so required by the Board of Directors, shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.

     Section 12.    Signing Checks and Other Instruments.   The Board of
Directors is authorized to determine, or provide the method of determining, the manner in which checks, notes, bills of exchange, contracts and other obligations and instruments of the corporation shall be signed, countersigned or endorsed, as the case may be.


                                  ARTICLE V
                           CERTIFICATES FOR SHARES

     Section 1.   Form of Certificates and Signatures.    Each holder of
shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, or an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped, or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

     Section 2. Transfer of Shares. Shares of the corporation shall be transferable upon the books of the corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the corporation or its agents may reasonably require.

     Section 3. Lost, Stolen or Destroyed Certificates. If any certifi-cate for shares is lost, stolen or destroyed, the Chairman of the Board, the President or any Vice President of the corporation may, upon being satisfied of that fact, authorize the issuance of a new certificate in place thereof upon the corporation being furnished with an affidavit in such form as such officer may require to the effect that the shares represented by said certificate belonged to the shareholder requesting a new certificate, and upon the corporation being furnished with a good and sufficient open penalty bond upon such terms and secured by such surety as such officer in his discretion may require. Such officers in their discretion may refuse to issue a new certificate until the corporation has been indemnified to its satisfaction and has been protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

     Section 4.   Transfer Agents and Registrars.    The Board of Directors
may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of the them. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation.



                                  ARTICLE VI
                                 RECORD DATES

     For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

      (1) receive notice of or to vote at a meeting of shareholders,
      (2) receive payment of any dividend or distribution,
      (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or
      (4) participate in the execution of written consents, waivers, or releases,

the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

                                 ARTICLE VII
                                     SEAL

     The Board of Directors shall provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.


                                 ARTICLE VIII
                                 FISCAL YEAR

     The Board of Directors shall have the authority to establish the fiscal year of the corporation and to change the same from time to time as may be necessary.


                                  ARTICLE IX
                 CANCELLATION OF FORMER CODES OF REGULATIONS

     This amended Code of Regulations supersedes all Codes of Regulation and bylaws heretofore adopted.


                                  ARTICLE X
                 AUTHORITY TO TRANSFER AND VOTE SECURITIES

     The Chairman of the Board, the President, and a Vice President of the corporation are each authorized to sign the name of the corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by this corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of this corporation, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                  ARTICLE XI
                                  AMENDMENTS

     Except for Amendments to Sections 2, 4, 5, 6, and 7 of Article II and except for amendments to this Article XI of this Code of Regulations which shall require the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal, this Code of Regulations may be altered, changed or amended in any respect or superceded by a new Code of Regulations in whole or in part by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, at any annual or special meeting called for such purpose, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation. In case of adoption of any regulation or amendment by such written consent, the Secretary shall enter the same in his records and mail a copy thereof to each shareholder who did not participate in the adoption thereof.

                                   EXHIBIT 5
                     [Spengler Nathanson P.L.L. Letterhead]
                                 (419) 252-6214

                              November 26, 1998


Seaway Food Town, Inc.
1020 Ford Street
Maumee, OH  43537


Ladies and Gentlemen:

     This opinion is rendered for you in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Seaway Food Town, Inc. (the "Company") with the Securities and Exchange Commission, under which up to 400,000 additional shares of the Company's common stock without par value ("Common Stock") are to be registered for issuance pursuant to the Seaway Food Town, Inc. Second Amended and Restated Employee Retirement Savings Plan (the "Plan").

     As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Code of Regulations and the record of proceedings of the directors of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Ohio.

     2. When the Registration Statement shall have been declared effective by order of the Securities Exchange Commission, the Common Stock will be legally and validly issued and outstanding, fully paid and non-assessable.

                                        Very truly yours,

                                        SPENGLER NATHANSON P.L.L.




                                   /s/ Gary D. Sikkema
                                        Gary D. Sikkema

                                  EXHIBIT 23.1

                         [Ernst & Young LLP Letterhead]

                        CONSENT OF INDEPENDENT AUDITORS


Seaway Food Town, Inc.
1020 Ford Street
Maumee, OH  43537

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seaway Food Town, Inc. Second Amended and Restated Employee Retirement Savings Plan of Seaway Food Town, Inc. of our report dated October 16, 1998, with respect to the consolidated financial statements and schedules of Seaway Food Town, Inc. included in its Annual Report (Form 10-K) for the year ended August 29, 1998, filed with the Securities and Exchange Commission.





                                   /s/ Ernst & Young L.L.P.
                                   ERNST & YOUNG L.L.P.

Toledo, Ohio
December 2, 1998

                                  EXHIBIT 23.2


                     [Spengler Nathanson P.L.L. Letterhead]





Seaway Food Town, Inc.
1020 Ford Street
Maumee, OH  43537

Ladies and Gentlemen:

     We consent to the incorporation in this Registration Statement of Seaway Food Town, Inc. on Form S-8 of our opinion dated December 2, 1998 regarding the legality of the securities being offered thereby by Seaway Food Town, Inc.


                                        Very truly yours,

                                        SPENGLER NATHANSON P.L.L.




                                   /s/ Gary D. Sikkema
                                        Gary D. Sikkema